SUB-ITEM 77Q1(e)

                                AMENDMENT NO. 5
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of July 1, 2004, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Investment Securities Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to reduce the Advisory Fee for the AIM Money Market Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix B to the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX B
                          COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                              AIM HIGH YIELD FUND
NET ASSETS                                                ANNUAL RATE
----------                                                -----------
First $200 million......................................    0.625%
Next $300 million.......................................    0.55%
Next $500 million.......................................    0.50%
Amount over $1 billion..................................    0.45%


                                AIM INCOME FUND
                       AIM INTERMEDIATE GOVERNMENT FUND
                            AIM MUNICIPAL BOND FUND
NET ASSETS                                                ANNUAL RATE
----------                                                -----------
First $200 million......................................    0.50%
Next $300 million.......................................    0.40%
Next $500 million.......................................    0.35%
Amount over $1 billion..................................    0.30%

                      AIM LIMITED MATURITY TREASURY FUND
NET ASSETS                                                ANNUAL RATE
----------                                                -----------
First $500 million......................................    0.20%
Amount over $500 million................................    0.175%


                             AIM MONEY MARKET FUND
NET ASSETS                                                ANNUAL RATE
----------                                                -----------
First $1 billion........................................    0.40%
Over $1 billion.........................................    0.35%


                             AIM REAL ESTATE FUND
NET ASSETS                                                ANNUAL RATE
----------                                                -----------
All Assets .............................................    0.90%


                           AIM SHORT TERM BOND FUND
NET ASSETS                                                ANNUAL RATE
----------                                                -----------
All Assets .............................................    0.40%


                          AIM TOTAL RETURN BOND FUND
NET ASSETS                                                ANNUAL RATE
----------                                                -----------
First $500 million......................................    0.50%
Next $500 million.......................................    0.45%
Over $1 billion.........................................    0.40%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                              AIM INVESTMENT SECURITIES FUNDS


Attest:   /s/ John H. Lively                  By:    /s/ Robert H. Graham
          ------------------------------             -------------------------
              Assistant Secretary                       Robert H. Graham
                                                        President


(SEAL)


                                              A I M ADVISORS, INC.


Attest:   /s/ John H. Lively                  By:    /s/ Mark H. Williamson
          ------------------------------             -------------------------
              Assistant Secretary                       Mark H. Williamson
                                                        President


(SEAL)